                                                                EXHIBIT 10.28


                          REVOLVING CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of June 16, 1998, is between PRI AUTOMATION, INC., a Massachusetts corporation with its principal office located at 805 Middlesex Turnpike, Billerica, Massachusetts 01821-3986 ("Borrower") and THE CHASE MANHATTAN BANK, a New York banking corporation with an office located at 999 Broad Street, Bridgeport, Connecticut 06604, ("Bank").


PART 1.   DEFINITIONS
------    -----------

     As used in this Credit Agreement, the following words and terms have the following meanings:

          "Account" means any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, whether secured or unsecured, now existing or hereafter arising, and the proceeds thereof.

          "Applicable Margin" means one percent (1.0%) with respect to Eurodollar Loans.

          "Borrower's Affiliates" means any Subsidiary and any other Person, now existing or formed hereafter, controlled by Borrower or any partners or shareholders of Borrower and which is engaged in operations related, directly or indirectly, to the business of Borrower.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday for commercial banks in the State of New York.

          "Capital Expenditures" means for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period.

          "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

          "Collateral" means any and all real and personal property of Borrower and of any Guarantor hereunder in which Bank now has, by any Collateral Document or other agreement acquires, or hereafter acquires, a security interest or mortgage.

          "Collateral Documents" means the collateral security documents executed by Borrower and any Guarantor.

          "Commitment" means Twenty Million and no/100 Dollars ($20,000,000).

          "Consolidated Liabilities" means and includes all items which would be included in determining total liabilities of Borrower and any Subsidiaries in accordance with generally accepted accounting principles consistently applied; provided, however, that for the purposes of this Credit Agreement, "Consolidated Liabilities" excludes all Subordinated Debt but includes without limitation:
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                                       2




          (a) all Indebtedness other than Subordinated Debt, including the Indebtedness evidenced by the Note;

          (b) all obligations in respect of lease rentals which, under generally accepted accounting principles consistently applied, would be shown in a balance sheet of the obligor as a liability item; and

          (c) in the case of any Subsidiary, all preferred Stock of such Subsidiary (other than preferred Stock held by Borrower or any Wholly-owned Subsidiary) taken at the greater of its voluntary or involuntary liquidation price but exclusive of accrued dividends, if any.

          "Consolidated Net Income" means the net income of Borrower and any Subsidiaries, after taxes and after extraordinary items (but without giving effect to any gain resulting from the re-appraisal or write-up of any asset or to the sale of any asset other than Inventory), as determined on a consolidated basis in accordance with generally accepted accounting principles applied on a basis consistent with the accounting procedures used in preparing the financial statements referred to in Parts 7.4 and 8.1 hereof.

          "Consolidated Net Worth" means the total of shareholders' equity of Borrower as it appears on the consolidated balance sheet of Borrower, minus the net carrying value of intangible assets (including, but not limited to, goodwill, organizational expenses, trademarks, tradenames, licenses, patents, capitalized research and development costs), minus minority interests in any Subsidiaries.

          "Credit Agreement" means this Revolving Credit Agreement and any amendments hereto.

          "Credit Loan" means the Loan described in Part 2 of this Credit Agreement.

          "Credit Note" means the Note described in Part 2 of this Credit Agreement.

          "Current Debt Service" means the sum of all payments of principal, interest accrued or capitalized, or sinking funds in respect of all Consolidated Liabilities scheduled to fall due in the twelve month period ending on the last day of the current fiscal quarter.

          "EBITDA" means the sum of the following items measured for each twelve month period ending on the last day of each fiscal quarter: (a) net income, plus
(ii) depreciation, amortization, and all other non-cash charges, plus (iii) taxes, plus (iv) interest expense, minus (v) extraordinary items.

          "Effective Date" means June 16, 1998.

          "Equipment" means goods which are used or bought for use primarily in business, now existing or hereafter acquired, and the proceeds thereof.

          "Eurodollar Base Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loans for
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                                       3


the offering by the Reference Bank to leading banks in the London interbank market of dollar deposits having a term comparable to the principal amount of the Eurodollar Loan made by Bank to which such Interest Period relates.

          "Eurodollar Loans" means the Loans the interest rates on which are determined on the basis of the Eurodollar Base Rate.

          "Event of Default" means any of the events of default described in
Part 9.1 of this Credit Agreement.

          "Expiration Date" means June 16, 2000.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "Guarantor" means any guarantor of the Note.

          "Guaranty" means any guaranty agreement executed by any Guarantor.

          "Indebtedness" means and includes (a) all items which in accordance with generally accepted accounting principles consistently applied would be included on the liability side of a balance sheet as at the date as of which indebtedness is to be determined, excluding capital Stock, capital and earned surplus, surplus reserves and deferred credits, (b) guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others, (c) indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed, (d) all obligations arising under any conditional sale, lease or title retention agreement covering property acquired or used by Borrower or any Subsidiaries, and (e) the full amount of all indebtedness of others, the payment of which Borrower or any Subsidiary has agreed, contingently or otherwise, to advance or supply funds for or with respect to which Borrower or any Subsidiary is contingently liable, including without limitation, indebtedness for borrowed money and indebtedness guaranteed or supported indirectly by Borrower or any Subsidiary through an agreement, contingent or otherwise (i) to purchase the indebtedness, or (ii) to purchase, sell, transport or lease (as lessee or lessor) property at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (iii) to supply funds to or in any manner invest in the debtor; provided, however, that such indebtedness does not mean or include any indebtedness of Borrower in respect of which moneys sufficient to pay indebtedness (as such indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee in trust for the payment thereof.

          "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount
                                                  ----
payable (or minus the net amount receivable) under interest
            -----
 rate protection agreements during such period (whether or not actually paid or received during such period).

          "Interest Period" means with respect to any Eurodollar Loans, the period commencing on the date such Loans are made and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as Borrower may select as provided in Part 2.4 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (ii) no Interest Period for any Eurodollar Loan shall have a duration of less than one month and, if any Interest Period would otherwise be a shorter period, such Loans shall be Prime Rate Loans during such period; and
(iii) each Interest Period for each type of Loan which would otherwise commence before and end after the Expiration Date shall end on the Expiration Date.

          "Inventory" means goods held for sale or lease or to be furnished under contracts of service or if they have been so furnished, or raw materials, work-in-process or materials used or consumed in a business, now existing or hereafter arising, and the proceeds thereof. Inventory of Borrower will not be classified as its Equipment.

          "Loan" means any loan made under this Credit Agreement.

          "Monthly Due Date" means the first day of each month.

          "Note" means the Credit Note described in Part 2 of this Credit Agreement.

          "Organizational Agreements" means, with respect to a corporation, its charter and its by-laws and, with respect to a partnership, its partnership agreement, and any amendments to such documents and agreements.

          "Permitted Acquisition" means any acquisition by Borrower of all or substantially all of the assets or stock (by merger or otherwise) of any Person that is a going concern and, in each case, that is in substantially the same line of business as Borrower, that satisfies the following conditions:

          (a) no Event of Default is in existence at the time of such acquisition or would be caused thereby after giving effect thereto;

          (b) Bank shall have received at least ten (10) days prior written notice thereof and, as soon as available, copies of all agreements delivered in connection therewith; and

          (c) Bank shall have received a certificate from Borrower's chief financial officer certifying that all of the applicable conditions contained herein to treating such acquisition as a Permitted Acquisition have been satisfied.
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                                       5



          "Person" means natural persons, corporations (which shall be deemed to include business trusts), associations, companies, partnerships, joint ventures or other legal entities, and governments, agencies and political subdivisions.

          "Post-Default Rate" means, in respect of any principal of any Loan or any other amount payable by Borrower under this Credit Agreement or the Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum, during the period commencing on the due date of such payment until such amount is paid in full, equal to: (a) for Prime Rate Loans, 2% above the Prime Rate as in effect from time to time; and (b) for Eurodollar Loans, 2% above the interest rate for such Loans as provided in Part
2.4 hereof.

          "Prime Rate" means that rate of interest from time to time announced by Bank at its head office as its prime commercial lending rate.

          "Prime Rate Loans" means Loans the interest rates on which are determined on the basis of the Prime Rate.

          "Quarterly Due Date" means the first day of each January, April, July and October.

          "Reference Bank" means the principal London office of The Chase Manhattan Bank.

          "Stock" means and includes any and all shares, interests, participations or other equivalents (howsoever designated) of corporate stock. See also "Voting Stock."

          "Subordinated Debt" means all Indebtedness of Borrower subordinated in right of payment to all debts of Borrower to Bank by written terms or agreement in form and substance satisfactory to Bank.

          "Subsidiary" means any corporation the majority of the shares of Voting Stock of which at any time outstanding is owned directly or indirectly by Borrower or by one or more of its other subsidiaries or by Borrower in conjunction with one or more of its other subsidiaries. See also "Wholly-owned Subsidiary."

          "Total Funded Debt" means, for any period, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, and (e) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, whether drawn or undrawn (provided, however, if the Company provides standby letters of credit or
         --------
bank guarantees in support of obligations of a Subsidiary, only the underlying obligation and not the contingent liability created by the letter of credit or bank guaranty shall be treated as Debt of the Borrower and such Subsidiary).

          "Voting Stock" means Stock having voting power in the election of directors of such corporations, other than Stock having such power only by reason of the happening of a contingency.

          "Wholly-owned Subsidiary" means any corporation of which all the Voting Stock (other than directors' qualifying shares) at the time is owned or controlled, directly or indirectly, by Borrower.

          All accounting terms appearing in this Credit Agreement have the meanings respectively given to them in accordance with generally accepted accounting principles consistently applied, except as expressly otherwise defined in this Credit Agreement. All terms relating to Collateral and not otherwise defined herein shall have the meanings ascribed to them in the Uniform Commercial Code of the State of New York.

PART 2.   REVOLVING LOANS
------    ---------------


    2.1   The Commitment.
          --------------

          (a) Subject to the terms and conditions of this Credit Agreement, and relying upon the representations and warranties herein set forth, Bank agrees to make Credit Loans to Borrower, at any time and from time to time on or after the Effective Date and until and including the Expiration Date in an aggregate principal amount not exceeding at any one time outstanding the principal sum of the Commitment; provided, however, that the sum of (i) the outstanding aggregate amount of Loans (after giving effect to all amounts requested), (ii) the aggregate principal amount outstanding of any and all letters of credit and/or bankers acceptances issued by Bank for Borrower as account party, and (iii) the aggregate amount of any unreimbursed payments made by Bank pursuant to any letter of credit or bankers acceptance, shall not at any time exceed the Commitment. Within that limit, Borrower may borrow, repay and reborrow on or after the Effective Date and until and including the Expiration Date, except as provided in this Credit Agreement.

          (b) Borrower may at any time and from time to time terminate or permanently reduce the Commitment by giving not less than ten (10) Business Days' prior written notice to such effect to Bank, provided that any partial reduction shall be in the aggregate amount of $500,000 or a multiple thereof and that Borrower shall prepay such part, if any, of the principal of the Credit Note then outstanding as may be in excess of the amount of the Commitment as so reduced.

          (c) Except as otherwise provided herein, all outstanding Credit Loans shall be repaid on the Expiration Date.

    2.2   The Credit Note.  The obligation of Borrower to repay all amounts
          ---------------
loaned by Bank under this Part will be evidenced by a Credit Note of Borrower, payable to the order of Bank, in the form attached hereto as Exhibit A, with the blanks appropriately completed.
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                                       7



    2.3   Borrowing Procedure.
          -------------------

          (a) The following individuals may request Credit Loans: Stephen D. Allison, Joanne Shifres and Mitchell G. Tyson. Any request for a Credit Loan may be oral (including telephonic) or written, but if oral shall be promptly confirmed in writing. Bank shall be protected and held harmless by Borrower in acting upon any request for a Loan believed by it to have been genuine and to have been given by a proper Person.

          (b) The minimum amount of each Loan under this Part is as follows:

          (i) for Eurodollar Loans, in an amount at least equal to $100,000.00 and shall be in an integral multiple of $100,000; and

          (ii) for Prime Rate Loans, no minimum amount.

          (c) Bank will credit the proceeds of each Credit Loan to Borrower's deposit account with Bank.

          (d) Bank will maintain records of the date and amount of each borrowing, the interest rate selected and the Interest Period therefor, and each principal payment under this Part and will make a statement of these records available to Borrower upon request. Bank may endorse on the grid portion of the Credit Note the date and the amount of each borrowing obtained from Bank, the interest rate selected and the Interest Period therefor and the initials or other identifying symbol of the Person making the endorsement.

    2.4   Interest.
          --------

          (a) Borrower will pay to Bank interest on the unpaid principal amount of each Credit Loan made by Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (i) During such periods such Loan is a Prime Rate Loan, the Prime Rate (as in effect from time to time).

          (ii) During such periods such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Base Rate for such Loan for such Interest Period plus the Applicable Margin.

          (b) Notwithstanding the foregoing, Borrower will pay to Bank interest at the applicable Post-Default Rate on any principal of any Credit Loan made by Bank, and (to the fullest extent permitted by law) on any other amount (other than interest) payable to Bank by Borrower hereunder or under the Credit Note, which shall not be paid in full when due (whether on the last day of the applicable Interest Period, on the Expiration Date, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.
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                                       8



          (c) Accrued interest on each Credit Loan shall be payable (i) in the case of a Prime Rate, monthly on the Monthly Due Date, and (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor, and if such Interest Period is shorter than thirty (30) days, on the last day of the calendar month in which the Interest Period ends, except that interest payable at the Post-Default Rate shall be payable from time to time on demand of Bank. Promptly after the determination of any interest rate provided for herein or any change therein, Bank shall notify Borrower thereof.

    2.5   Commitment Fee.  Borrower agrees to pay a commitment fee to Bank as a
          --------------
consideration for the Commitment. The commitment fee shall be calculated at the rate of one fifth of one percent (0.20%) per annum (based on a year of 365 days) from the Effective Date, on the average daily unborrowed amount of Bank's Commitment. The commitment fee will be payable on each Quarterly Due Date and on the Expiration Date, for the preceding period for which such fee has not been paid. After any and each permanent reduction of the Commitment by Borrower, future commitment fees shall be calculated upon the Commitment of Bank as so reduced.

    2.6   Facility Fee.  On the Effective Date, Borrower shall pay to Bank a
          ------------
facility fee in an amount equal to one quarter of one percent ( 0.25%) of the Commitment as then in effect.

    2.7   Prepayment.  Borrower shall have the right to prepay Credit Loans at
          ----------
any time or from time to time, provided that:

          (a) Borrower shall give Bank notice of each such prepayment as provided in Part 4.6 hereof; and

          (b) Eurodollar Loans may be prepaid only on the last day of an Interest Period for such Loans.

    2.8   Additional Costs.
          ----------------

          (a) Borrower shall pay to Bank from time to time such amounts as Bank may determine to be necessary to compensate it for any costs which the Bank determines are attributable to its making or maintaining any Eurodollar Loan under this Credit Agreement or its undertaking to make or maintain any such Loans hereunder, or any reduction in any amount receivable by Bank hereunder in respect of any such Loans or such undertaking (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any regulatory change applicable to Bank which: (i) changes the basis of taxation of any amounts payable to Bank under this Credit Agreement in respect of any of such Loans (other than federal and state taxes imposed on the net income of Bank on account of any of such Loans by the jurisdiction in which the Bank is located); or
     (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, capital or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any of such Loans or any deposits referred to in the definition of Eurodollar Base Rate); or (iii) imposes any other condition affecting this Credit Agreement (or any of such extensions of credit or liabilities).

     Bank will notify Borrower of any event occurring after the date of this Credit Agreement which will entitle Bank to compensation pursuant to this Part as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. All payments required from Borrower hereunder shall be made within fifteen (15) days of Borrower's receipt of notice that such payments are due.

          (b) Without limiting the effect of the foregoing provisions of this Part, in the event that, by reason of any regulatory change applicable to Bank, Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Bank which includes deposits by reference to which the Eurodollar Base Rate is determined as provided in this Credit Agreement or a category of extensions of credit or other assets of Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if Bank so elects by notice to Borrower, the undertaking of Bank to make such Eurodollar Loans, or to renew the Eurodollar Base Rate or to convert any interest rate option to the Eurodollar Base Rate shall be suspended until the date such applicable regulatory change ceases to be in effect, and Borrower shall on the last day of the then current Interest Period for such affected outstanding Loans pay such Loans in accordance with this Credit Agreement.

          (c) Determinations and allocations by Bank for purposes of this Part of the effect of any applicable regulatory change on its costs of making or maintaining such Loans or on amounts receivable by it in respect of such Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made in good faith on a reasonable basis.

    2.9   Limitation on Types of Loans.  Anything herein to the contrary
          ----------------------------
notwithstanding, if Bank determines (which determination shall be conclusive) that the relevant rates of interest which are the basis of the Eurodollar Base Rate do not adequately cover the cost to Bank of making or maintaining the Eurodollar Loans, then Bank shall give Borrower prompt notice thereof, and so long as such condition remains in effect, Bank shall be under no obligation to make such Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, pay such Loans in accordance with this Credit Agreement.

    2.10  Illegality.  Notwithstanding any other provision in this Credit
          ----------
Agreement, in the event that it becomes unlawful for Bank to (a) honor its undertaking to make Eurodollar Loans hereunder, or (b) maintain such Eurodollar Loans hereunder, then Bank shall promptly notify Borrower thereof and Bank's undertaking to make such Loans shall be suspended until such time as Bank may again make and maintain such affected Loans and interest rate option, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans (or on such earlier date as Bank may specify to Borrower, due to the illegality of maintaining such Loans), pay such Loans in accordance with this Credit Agreement.

    2.11 Compensation. Borrower shall pay to Bank, upon the request of Bank and
         ------------
within fifteen (15) days of such request, such amount or amounts as shall be sufficient (in the reasonable opinion of Bank) to compensate it for any loss, cost or expense which Bank determines is attributable to:

          (a) any payment or prepayment of a Eurodollar Loan, where such payment or prepayment occurs on a date other than the last day of an Interest Period for the respective Loans (whether by reason of demand by Bank for payment or otherwise); or

          (b) any failure by Borrower to, on the date specified therefor in the relevant notice under this Credit Agreement, enter into a Eurodollar Loan.

Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or prepaid or not borrowed for the period from and including the date of such payment or prepayment or failure to borrow to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by Bank) the Reference Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) for U.S. Dollar deposits for amounts comparable to such principal amount and maturities comparable to such Interest Period. A determination of the Bank as to the amounts payable pursuant to this Part shall be conclusive absent manifest error.

    2.12  Survival.  The undertaking of Borrower under this Part 2 shall survive
          --------
the repayment of the Credit Loans.

PART 3.   [RESERVED]
------    ----------

PART 4.   PAYMENT TERMS
------    -------------

    4.1   Payments.  All payments of principal of and interest on the Note shall
         --------
be made by Borrower when due on or prior to 2:00 p.m. (New York time) at an office of Bank in lawful money of the United States of America and in immediately available funds.

    4.2   Late Payments.
          -------------

          (a) Any overdue payments of principal of and, to the extent permitted by law, overdue payments of interest on any Loan or any other amount becoming due hereunder shall bear interest, payable on demand, for each day until paid at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Prime Rate in effect on such day plus 2%.

          (b) Late charges may be added to the amount owing on any future payment, and such assessment and/or collection of late charges shall in no way impair Bank's right to pursue any other remedies upon default.

          (c) The imposition of any late charge shall not preclude the exercise by Bank of any other right or remedy it may have.

    4.3   Post-Default Rate of Interest.  If the Note is not paid at maturity,
          -----------------------------
whether maturity occurs by lapse of time or acceleration, the outstanding principal of that Note, thereafter until paid, shall bear interest each day at the Post-Default Rate.

    4.4   Calculation of Interest.  Interest on the Note shall be calculated on
          -----------------------
an actual/360 day basis (i.e., interest for each day is computed by multiplying the principal amount outstanding by the interest rate and dividing by 360) and includes any time extended by reason of Saturdays, Sundays and holidays. Changes in the interest rate resulting from changes in the Prime Rate shall be effective at the opening of business on the day on which the change in such Prime Rate is effective.

    4.5   Application of Payments. All payments made hereunder shall be applied,
          -----------------------
first, to fees and expenses, then to late charges, then to accrued and unpaid interest and the balance, if any, to unpaid principal.

    4.6   Certain Notices.  Notices by Borrower to Bank of borrowings under the
          ---------------
Credit Note and of prepayments of the Loans shall be irrevocable and shall be effective only if received by Bank not later than 11:00 a.m. New York time on the date, or the number of days prior to the date, of the relevant borrowing, prepayment or the first day of such Interest Period specified below:

    Type of Notice                     Date or Number of Days Prior
    --------------                     ----------------------------

Borrowing or prepayment of
Prime Rate Loans                       Same Business Day

Borrowing or prepayment of
Eurodollar Loans                       3 Business Days

PART 5.   COLLATERAL SECURITY
------    -------------------

    5.1 All debts, liabilities and obligations of Borrower under this Credit Agreement and the Note shall be secured by unlimited guarantees of payment of each domestic Subsidiary of the Borrower in form satisfactory to the Bank.

    5.2 As additional collateral security for the payment of the Note and of any and all other obligations and liabilities of Borrower to Bank, whether due or to become due, direct or contingent, now existing or hereafter arising, and however created or acquired, Bank shall at all times have and is hereby given a security interest in and a lien upon and right of offset against all moneys, deposit balances, securities or other property or interest therein of Borrower now or at any time after the date of this Credit Agreement held or received by or for or left in the possession or control of Bank, whether for safekeeping, custody, transmission, collection, pledge or for any other or different purpose.

PART 6.   CONDITIONS PRECEDENT
          --------------------

    6.1   Representations and Warranties.  The obligation of Bank to make any
          ------------------------------
Loan under this Credit Agreement is subject to the accuracy of the representations and warranties contained in Part 6 as of the dates of this Credit Agreement and of each Loan. Each such representation and warranty shall be true on and as of the date of each Loan hereunder with the same effect as though such representations and warranties had been made on and as of such date; and on each such date no Event of Default and no condition, event or act which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing or shall exist.

    6.2   Execution and Delivery of Documents and Opinion of Counsel. As further
          ----------------------------------------------------------
conditions precedent to any Loan under this Credit Agreement, Borrower shall deliver to Bank at or before the time of the execution and delivery of this Credit Agreement all documents which Bank may reasonably require, executed and in a form acceptable to Bank, including, without limitation, the following:

          (a) An opinion of counsel for Borrower and any Guarantor, dated as of the date of this Credit Agreement and in form satisfactory to Bank;

          (b) The Certificate of Borrower's Secretary and Borrowing Resolutions in form reasonably satisfactory to Bank.

PART 7.   REPRESENTATIONS AND WARRANTIES
------    ------------------------------

     Borrower represents and warrants the following, as of the dates of this Credit Agreement, and of each Loan.

    7.1   Existence, Ownership and Legal Power.
          -----------------------------------

          (a) Borrower is an organization duly organized, validly existing and in good standing under the laws of the state of its origination. It is duly qualified to do business and is in good standing in all jurisdictions in which it owns substantial properties or in which it conducts substantial business or in which any of its activities make such qualification necessary and where the failure to be so qualified would have a material adverse effect upon its financial condition.

          (b) Borrower owns the Subsidiaries listed on Schedule 7.1 hereto, each of which is duly organized, validly existing and in good standing under the laws of the countries of their originations and is duly qualified to do business in all jurisdictions in which each owns substantial properties or conducts substantial business or in which any of their activities make such qualification necessary and where the failure to be so qualified would have a material adverse effect upon its financial condition. Borrower owns no other Subsidiaries. Borrower's record and beneficial ownership of each Subsidiary is free from any restriction, security interest, or other lien.

          (c) Borrower has all requisite power and authority under the laws of the state of its origination to carry on its business and to enter into and carry out the terms of this Credit Agreement, the Note and the Collateral Documents.

    7.2   Right to Act.  Neither the execution and delivery of this Credit
          ------------
Agreement, the Note, or the Collateral Documents, the consummation of any transaction contemplated by those documents, nor compliance with their terms and provisions will:

          (a) conflict with or result in a breach of any of the terms, conditions or provisions of its or any Subsidiary's Organizational Agreements, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, or any agreement or instrument to which Borrower or any Subsidiary is a party or is subject or by which properties of Borrower or any Subsidiary may be bound;

          (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any of Borrower's or any Subsidiary's property or assets; or

          (c) require the consent of any Person.

    7.3   Approval by Necessary Organizational Action.  The execution and
          -------------------------------------------
delivery of the Credit Agreement and the Collateral Documents, the making of the borrowings contemplated or permitted by the Credit Agreement, and the execution, issuance and delivery of the Note to evidence the borrowings have each been duly authorized by all necessary organizational action on the part of Borrower. The Credit Agreement, the Credit Note and the Collateral Documents have been duly and validly executed and delivered by Borrower. They constitute the valid and legally binding agreements of Borrower enforceable in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies generally and (b) the exercise of judicial discretion in accordance with general principles of equity.

    7.4   Financial Statements.
          --------------------

          (a) Each financial statement and all other related information furnished to Bank by Borrower have been prepared in accordance with generally accepted accounting principles and practices consistently applied in the preparation of Borrower's and any Subsidiaries' previous financial statements, are true and complete in all material respects, and fairly present Borrower's and any Subsidiaries' financial condition and results of operations as of the date of each statement or other information and for the respective period stated. There has been no material change in Borrower's financial condition, properties, business or operations since the date of Borrower's financial statements.

          (b) Borrower has delivered to Bank copies of its most recent annual and interim financial statements.

    7.5   Litigation; Regulatory Compliance.  Except as may be described in the
          ---------------------------------
     opinion of counsel delivered pursuant to Part 6.2(a):

          (a) There are no actions, suits or proceedings pending or threatened against or affecting Borrower or any Subsidiary before any court or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve the possibility of any judgment or liability not covered in full by insurance or which could in one case or in the aggregate result in any material adverse change in the business, operations, property, assets or financial condition of Borrower and its Subsidiaries taken as a whole; and

          (b) Neither Borrower nor any Subsidiaries are in default with respect to any order, writ, injunction or decree of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

    7.6   ERISA Compliance. Neither Borrower nor any Subsidiary has incurred any
          ----------------
material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder. The Pension Benefit Guaranty Corporation has not asserted that Borrower or any Subsidiary has incurred any material liability in connection with any employee pension benefit plan. No lien has been attached and no Person has threatened to attach a lien on any property of Borrower or any Subsidiary as a result of Borrower's or any Subsidiary's failing to comply with such act or regulations.

    7.7   Title and Freedom from Liens. Borrower and any Subsidiaries have good,
          ----------------------------
marketable and indefeasible title to all of its and their properties and assets, real and personal, free and clear of all liens and encumbrances, except for the following:

          (a) in the case of real properties, easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not interfere materially with the continued use of such properties for the purposes for which they are used and do not affect materially the value thereof;

          (b) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts (other than contracts for the payment of borrowed money) to which Borrower or any Subsidiary is a party;

          (c) deposits to secure public or statutory obligations of Borrower and any Subsidiaries;

          (d) materialmen's, mechanics', carriers', workers' or other like liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such liens;

          (e) mortgages, liens, security interests or encumbrances granted to Bank or as set out in Schedule A to this Credit Agreement;

         (f) liens for taxes not yet due or liens for taxes being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with generally accepted accounting principles;

         (g) liens on personal property leased by the Borrower under operating leases;

         (h) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business;

         (i) liens under Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers;

         (j) liens under Article 9 of the Uniform Commercial Code that are purchase money security interests; and

         (k) liens securing lease obligations that have been or should be, in accordance with generally accepted accounting principles, capitalized on the books of the Borrower.

    7.8  Absence of Default.  No Event of Default as described in this Credit
         ------------------
Agreement and no condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default has occurred and is continuing or will exist.

    7.9  Taxes.  Borrower and any Subsidiaries have filed all tax returns
         -----
required to be filed by any jurisdiction, and have paid any taxes, assessments and governmental charges and levies which have become due except those being contested in good faith by appropriate and timely proceedings, and with respect to which reserves have been provided or are otherwise available.

    7.10 Contractual Obligations and Debt to Shareholders.  Neither Borrower nor
         ------------------------------------------------
any Subsidiary is indebted (whether or not such Indebtedness is now due and payable) to any shareholder, director, officer or partner, as applicable, of Borrower or any Subsidiary, except for Indebtedness for current salaries and expenses not yet due and except for Indebtedness, set forth in Schedule B to this Credit Agreement, which is Subordinated Debt.

    7.11 Existing Debts.  Borrower has no Indebtedness except for (a)
         --------------
Indebtedness permitted under section 8.6 and (b) other Indebtedness set forth in Schedule B to this Credit Agreement.

    7.12 Margin Stock.  Borrower is not engaged principally, or as one of its
         ------------
important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin security" or "margin Stock" (as defined in Regulations G and U issued by the Board of Governors of the Federal Reserve System). Borrower does not own or intend to carry or purchase any "margin security" or "margin Stock". Borrower will not use the proceeds of any Loan to purchase or carry (or refinance any borrowings the proceeds of which were used to purchase or carry) any "margin security" or "margin Stock".

    7.13 Compliance with Conditions Precedent.  Borrower has (a) executed and
         ------------------------------------
delivered to Bank the documents described in Part 6.2 and Schedule B hereto; (b) obtained and delivered to Bank the Opinion of Counsel described in Part 6.2; and
(c) otherwise complied with all other conditions hereto.

PART 8.  COVENANTS
------   ---------

    Borrower will perform and observe each of the following provisions while this Credit Agreement remains in effect and thereafter until the principal of and interest on the Loans are paid in full, unless Bank otherwise consents in writing.

    8.1  Financial Information.
         ---------------------

         (a) Borrower will furnish Bank annually within ninety (90) days after and as at the close of each fiscal year its audited financial statements, including, without limitation, consolidated balance sheets and statements of operations and earnings and changes in financial position, each examined and reported upon by an independent certified public accounting firm satisfactory to Bank, and prepared in accordance with generally accepted accounting principles consistently applied, and the report of such accountants shall not contain any qualification or disclaimer of opinion by reason of audit limitations imposed by Borrower. Such financial statements shall be accompanied by a certificate of the accountants that, based on the fiscal year-end statements, Borrower is not in default hereunder.

         (b) Borrower will furnish to Bank within forth five (45) days after and as at the close of each fiscal quarter (except the last quarter of each fiscal year) its interim financial statements, including, without limitation, consolidated and consolidating balance sheets and related statements of operations and earnings and changes in financial position of Borrower for the previous fiscal quarter and from the beginning of the fiscal year to the end of such fiscal quarter, together with comparisons to the previous year, if appropriate, and to budget projections, prepared by Borrower's accounting staff in accordance with generally accepted accounting principles consistently applied, except for the absence of footnotes and subject to normal year-end adjustments. Such financial statements shall be accompanied by a certificate of Borrower's chief financial officer that, based on such statements, Borrower is not in default hereunder.

         (c) Borrower will furnish Bank with any and all information regarding Borrower's business, condition or operations, financial or otherwise which Borrower furnishes to any other creditor. This information shall be furnished to Bank at the same time it is furnished to that creditor.

         (d) Borrower will immediately furnish Bank with such further information regarding Borrower's business, condition, property, assets or operations, financial or otherwise, as Bank may from time to time reasonably request, all prepared in form and detail satisfactory to Bank.

         (e) Borrower will at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles consistently applied.


    8.2  Inspection of Borrower's Property and Records.  Borrower shall permit,
         ---------------------------------------------
and cause any Subsidiary to permit, representatives of Bank (a) to visit and inspect any of the properties of Borrower or any Subsidiary, (b) to examine its or their corporate or partnership books and records, (c) to make extracts or copies of such books and records, and (d) to discuss its or their affairs, finances and accounts with its or their officers or partners, as applicable. The foregoing may be done at any time within regular business hours upon reasonable advance notice.

    8.3  Preservation of Borrower's Existence and Business.
         -------------------------------------------------

         (a) Borrower will preserve and keep in full force and effect Borrower's existence, rights, licenses and franchises and those of any Subsidiaries, necessary and material to Borrower's and Subsidiaries' operations taken as a whole.

         (b) Borrower will not make or permit to be made any material change in the nature of Borrower's business or operations.

    8.4  Incurrence of Indebtedness.  Borrower will not borrow any money,
         --------------------------
directly or indirectly, and will not incur, create, permit to exist or assume any Indebtedness, nor permit any Subsidiary to incur, create, permit to exist or assume, directly or indirectly, any Indebtedness, except:

         (a) unsecured current liabilities incurred upon customary terms (which shall not include any borrowing, trade acceptances or notes given in settlement of trade Indebtedness) in the ordinary course of business and not more than sixty (60) days overdue;

         (b) Indebtedness for taxes, assessments and governmental charges or levies not yet due and payable;

         (c) Subordinated Debt;

         (d) existing Indebtedness as specified in Schedule B attached to this Credit Agreement, which Indebtedness is not to be renewed, modified or extended except with the express written approval of Bank;

         (e) Indebtedness secured by liens permitted under Section 8.7;

         (f) Indebtedness owed to Bank; and

         (g) Indebtedness permitted under Section 8.6.

    8.5  Payment of Debts and Obligations.  Borrower will cause to be paid and
         --------------------------------
discharged all its obligations when due and all lawful taxes, assessments and governmental charges or levies imposed upon Borrower or any Subsidiary, or upon any property, real, personal or mixed, belonging to Borrower or any Subsidiaries, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon the property or any part of it. Notwithstanding the previous sentence, neither Borrower nor any Subsidiary shall be required to cause to be paid and discharged any obligation, tax, assessment, charge, levy or claim so long as its validity is contested in the normal course of business and in good faith by appropriate and timely proceedings and Borrower or any Subsidiary, as the case may be, sets aside on its books adequate reserves with respect to each tax, assessment, charge, levy or claim so contested, nor shall Borrower nor any Subsidiary be required to pay or discharge any trade Indebtedness which is not past its stated due date by more than thirty (30) days.

    8.6  Loans and Guaranties by Borrower.  Borrower will not loan or make
         --------------------------------
advances to, or guarantee, endorse or otherwise be or become liable or contingently liable in connection with the obligations or Indebtedness of any other Person, including any Subsidiary, directly or indirectly, or permit any Subsidiary to do so, except:

         (a) as an endorser of negotiable instruments for the payment of money deposited to Borrower's bank account for collection in the ordinary course of business;

         (b) trade credit extended in the ordinary course of Borrower's business; and

         (c) advances made in the usual course of business to officers and employees of Borrower for travel and other out-of-pocket expenses incurred by them on behalf of Borrower in connection with that business.

    8.7  Liens and Other Encumbrances.  Borrower will not (and will not permit
         ----------------------------
any Subsidiary to) mortgage, pledge, assign or otherwise encumber or permit to be encumbered any of Borrower's or any Subsidiary's real or personal properties, whether now owned or hereafter acquired, or acquire or agree to acquire any property or assets upon conditional sale or other title retention agreement, except for (a) security interests and mortgages granted to Bank, (b) purchase money security interests and purchase money mortgages granted by Borrower in the course of purchasing property, provided that such mortgage or security interest shall be restricted to the property being purchased and that the Indebtedness secured thereby shall not exceed one hundred percent (100%) of the purchase price of the property, and (c) pledges and deposits made in the ordinary course of business to secure obligations under workers' compensation laws or similar laws. The above provision limiting liens against Borrower's property will not apply to liens existing on the date of this Credit Agreement as set out in Schedule A attached hereto or any other liens listed in Section 7.7.

    8.8  Accounts.  Borrower will not sell, discount or otherwise transfer, or
         --------
permit any Subsidiary to sell, discount or otherwise transfer, with or without recourse, any Accounts.

    8.9  Insurance Coverage. Borrower will maintain, and cause any Subsidiaries
         ------------------
to maintain, insurance from duly licensed and responsible insurers on all property of Borrower and any Subsidiaries to its full insurable value, except to the extent limited by applicable insurance law. This insurance shall be against risks of fire and all other risks as fall within "extended coverage" as that term is generally understood in the insurance industry. Borrower shall also maintain, and cause any Subsidiaries to maintain, additional insurance in such amounts and against such risks, including, without limitation, product liability, personal injury, property damage, and workers' compensation, as is usually carried by owners of similar businesses of similar size and profits or as Bank may reasonably require.

    8.10 Litigation.  Borrower will promptly notify Bank in writing of the
         ----------
commencement of any litigation in excess of Ten Thousand Dollars ($10,000.00), singularly or cumulatively, to which Borrower, or any Subsidiary, may be a party, except for litigation in which Borrower's contingent liability is fully covered by insurance. Borrower will immediately notify Bank in writing of any judgment against Borrower in excess of Ten Thousand Dollars $10,000.00.

    8.11 ERISA Compliance.  Borrower will not (a) incur any accumulated funding
         ----------------
deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations thereunder, equal to 5% of Consolidated Tangible Net Worth or (b) incur any liability of comparable size to the Pension Benefit Guaranty Corporation.

    8.12 FLSA Compliance.  Borrower will and will cause any Subsidiary to comply
         ---------------
with the provisions of the Fair Labor Standards Act of 1938, as amended.

    8.13 Compliance with All Laws, Etc.  Borrower will not be, nor will it
         ------------------------------
permit any Subsidiary to be, in violation of any law or regulation, order, writ, injunction or decree of any court or governmental instrumentality or in breach of any agreement or instrument to which Borrower or any Subsidiary is subject or in default thereunder except where such breach or violation would not have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

    8.14 Mergers, Acquisitions, Bulk Sales and Reorganization.  Except for
         ----------------------------------------------------
Permitted Acquisitions, Borrower will not enter into or be a party to any merger, consolidation or reorganization, or permit any Subsidiary to do so, or sell, transfer, convey, lease or otherwise dispose of all or substantially all of Borrower's or any Subsidiary's capital assets or business; provided, however, that this Part does not limit in any way the making of leases by Borrower, as lessor, of Borrower's products, programs or other inventory in the ordinary course of Borrower's business; and provided further that any Wholly-owned Subsidiary may be merged into Borrower or another Wholly-owned Subsidiary. Except for Permitted Acquisitions, Borrower will not enter into or be a party to any agreement to acquire the Stock or assets of a corporation or any part thereof or issue its Stock in exchange for the assets or Stock of a corporation or any part thereof.

    8.15 Subsidiaries.
         ------------

         (a) Borrower will not organize or cause to exist any Subsidiaries, except for the Subsidiaries listed in Part 7.1(b) of this Credit Agreement, without Bank's prior written consent, which consent may be conditioned, without limitation, upon the granting by such Subsidiary of a guaranty of payment of the Note and all other Indebtedness of Borrower to Bank.

         (b) Borrower will not sell, convey, transfer, assign, pledge or otherwise encumber any of the Stock of any Subsidiary to any Person.

    8.16 Ownership of Securities.  Borrower will not make or hold any investment
         -----------------------
in any securities of any kind other than ownership of Stock of Subsidiaries, be or become a party to any joint venture or partnership, unless it shall have obtained Bank's written consent following at least thirty (30) days' prior written notice to Bank, or make or keep outstanding any advance or loan except as permitted pursuant to and under Part 8.6. The foregoing provision shall not apply to any investment in direct obligations of the United States of America, certificates of deposit issued by a member bank of the Federal Reserve System, or any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

    8.17 Notice to Bank of Default.  Borrower will immediately notify Bank in
         -------------------------
writing with full details if (a) any event occurs or any condition exists which constitutes, or which but for a requirement of lapse of time or notice or both would constitute, an Event of Default under Part 9.1, or which is likely to materially and adversely affect the financial condition or operations of Borrower or of any Subsidiary or (b) any representation or warranty made in this Credit Agreement or in any writing related to it may for any reason cease in any material respect to be true and complete.

    8.18 Financial Covenants.  Measured as of the end of each fiscal quarter,
         -------------------
Borrower will not

    (a) Permit the ratio of Total Funded Debt to EBITDA to be at any time greater than 1.50 to 1.

    (b)  Permit Consolidated Net Worth to be at any time less than the sum of
     (i) Consolidated Net Worth as of September 30, 1997, (ii) fifty percent (50%) of positive Consolidated Net Income for the fiscal quarter then ended, plus (iii) one hundred percent (100%) of the increase in Consolidated Net Worth for the current fiscal year resulting from the issuance of equity securities in such fiscal year.

    (c) Permit at any time the ratio of (i) EBITDA minus Capital Expenditures, to (ii) Current Debt Service plus taxes, to be less than 2.5 to 1.

    (d) Permit the Consolidated Net Income (after inclusion of non-recurring restructuring costs) of Borrower and any Subsidiaries to be less than zero
     (0) as at the last day of any two consecutive fiscal quarters.

    8.19 Year 2000.  Borrower will cause any reprogramming required to permit
         ----------
the proper functioning in all material respects, in and following the year 2000, of (i) Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, to be completed by June 1, 1999. The cost to Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or have a material adverse effect on Borrower. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit Borrower to conduct its business without a material adverse effect.

PART 9.  DEFAULT
------   -------

    9.1  Events of Default.  Each of the following shall constitute an Event of
         -----------------
Default under this Credit Agreement:

         (a) Borrower fails to pay any principal or interest owing under this Credit Agreement or the Note within five (5) Business Days after the same is due and payable;

         (b) Borrower defaults in the performance of any other covenant, condition, or provision in this Credit Agreement, the Note or any of the Collateral Documents, or any Guarantor defaults in the performance of any covenant, condition, or provision of the Guaranty or any of the Collateral Documents, and Borrower or the Guarantor, as the case may be, does not remedy that default within a period of thirty (30) days after written notice to Borrower from Bank or the holder of the Note;

         (c) Any representation or warranty made by Borrower or Guarantor in this Credit Agreement or the Collateral Documents or any certificate or financial statement furnished to Bank is false or misleading in any material respect as of the time made or furnished;

         (d) Borrower, any of Borrower's Affiliates or any Guarantor defaults in any payment of the principal of or interest on any obligation(s) for borrowed money or evidences of Indebtedness (other than hereunder) in the aggregate principal amount of more than $100,000, whether owing to Bank or any other Person and including Subordinated Debt, or in the performance of any other term or condition contained in any agreement under which any such obligation(s) or evidences of Indebtedness is created, and such default(s) shall continue beyond the period of grace, if any, specified therein, regardless of whether such obligation or Indebtedness is actually accelerated and, in the case of Subordinated Debt, regardless of whether payment upon such acceleration is postponed pursuant to the terms of such subordination;

         (e) Any event occurs or condition exists which, with notice or lapse of time or both, would make any employee pension or benefit plan of Borrower, any Subsidiary or any Guarantor subject to termination under subsections
     (1), (2) and (3) of Section 4042(a) of the Employee Retirement Income Security Act of 1974 or Borrower, any Subsidiary, any Guarantor or any of their respective plan administrators shall have received notice from the Pension Benefit Guaranty Corporation indicating that it has made a determination that any employee pension benefit plan of Borrower, any Subsidiary or any Guarantor is subject to termination under Section 4042(a)(4) of said Act, or Borrower, any Subsidiary or any Guarantor is subject to employer's liability under Sections 4062, 4063, or 4064 of said Act, in each case under said Act as now or hereafter amended;

         (f) Final judgments in the aggregate amount of Ten Thousand Dollars ($10,000.00) or more at any one time outstanding are rendered against Borrower, any Subsidiary or any Guarantor and remain unsatisfied for a period of sixty (60) days thereafter.

         (g) Borrower, any Subsidiary or any Guarantor is generally not paying its debts, respectively, as they become due;

         (h) Borrower, any Subsidiary or any Guarantor makes an assignment for the benefit of creditors, commences (as the debtor) any case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law;

         (i) A case in bankruptcy or any proceeding under any insolvency law is commenced against Borrower, any Subsidiary or any Guarantor (as the debtor in such case or proceeding) and a court having jurisdiction in the premises enters an order for relief against Borrower, the Subsidiary or the Guarantor in such case or proceeding and that order is not overturned or stayed within sixty (60) days of entry, or such case or proceeding is consented to by Borrower, the Subsidiary or the Guarantor, or Borrower, the Subsidiary or the Guarantor consents to or admits the material allegations against it in any such case or proceeding; and

         (j) A trustee, receiver, agent or custodian (however named) is appointed or authorized to take charge of substantially all of the property of Borrower, any Subsidiary or any Guarantor for the purpose of enforcing a lien against such property for the benefit of creditors and the order, if any, appointing the trustee, receiver, agent or custodian is not overturned or stayed within sixty (60) days of entry.

    9.2  Optional Acceleration.  If one or more Events of Default occur under
         ---------------------
Part 9.1(a), (b), (c), (d), (e) or (f) above which is not cured as provided or waived by Bank in writing, Bank shall be entitled, by written or telegraphic notice to Borrower, to terminate the Commitment and declare the Note and interest accrued thereon and all liabilities of Borrower under this Credit Agreement to be forthwith due and payable. The Note shall then become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

    9.3  Automatic Acceleration.  If one or more Events of Default occur under
         ----------------------
Part 9.1(g), (h), (i) or (j) above, then the Commitment shall automatically and forthwith terminate and the Note and interest accrued thereon and all liabilities of Borrower under this Credit Agreement to Bank shall automatically become forthwith due and payable in full. The Note shall then become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

    9.4  Acceleration of Other Obligations to Bank.  If the Note becomes due and
         -----------------------------------------
payable under the terms of this Part, then each and every other note of Borrower payable to Bank will also become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived.

PART 10. MISCELLANEOUS
-------  -------------

    10.1 Waivers.  No delay or failure of Bank in exercising any right, power or
         -------
privilege under this Credit Agreement will affect that right, power or privilege. No single or partial exercise, abandonment, or discontinuance of steps to enforce a right, power or privilege under this Credit Agreement will preclude Bank from any further exercise of that, or of any other, right, power or privilege. The rights and remedies of Bank under this Credit Agreement are cumulative and, notwithstanding Part 10.7, not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Bank of any breach or default under this Credit Agreement or any such waiver of any representation, warranty, provision or condition of this Credit Agreement must be in a writing executed by Bank and shall be effective only to the extent specifically set forth in that writing.

    10.2 Banker's Lien/Set-Off.  Nothing in this Credit Agreement shall be
         ---------------------
deemed as a waiver or prohibition of Bank's rights of banker's lien or set-off.

    10.3 Notices.  All notices, statements, requests and demands given to or
         -------
made upon any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given or made (a) if mailed, two (2) Business Days after such writing shall have been deposited in the mail, postage pre-paid, (b) if telecopied, upon receipt of the transmission provided that the teletransmission device used shall be capable of creating a written record of the notice and its receipt, (c) if sent by overnight courier, one (1) Business Day after such writing shall have been deposited with the overnight courier, charges prepaid or (d) in the case of telegraphic notice, when delivered to the telegraph company, charges prepaid, addressed to Bank and to Borrower at their respective addresses set forth in this Credit Agreement (or to such address or telecopier number as either party may hereafter furnish to the other party in writing for such purpose) or in accordance with any unrevoked written direction from any party to the other party hereto.

    10.4 Costs.  Borrower agrees (a) to pay Bank's reasonable documentation fee
         -----
and all out-of-pocket expenses incurred in connection with the preparation, execution, and delivery of this Credit Agreement, the Note, the Collateral Documents and all other documentation relating to the Credit Agreement and any amendments hereto or thereto; (b) to pay all costs and expenses (including reasonable attorney's fees, both outside counsel and the allocated cost of in-house counsel), if any, in connection with the enforcement or collection of this Credit Agreement, the Note and the Collateral Documents arising after the occurrence of any event which with notice or lapse of time would constitute an Event of Default, unless such occurrence is cured by Borrower within any applicable grace period or such reimbursement is not required by the terms of any waiver granted by Bank in respect of such occurrence, as well as any and all stamp and other taxes, and (c) to save Bank harmless from any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Credit Agreement, the Note or the Collateral Documents. The obligations of Borrower under this paragraph shall survive the payment of the Note.

    10.5 Litigation.  In the event of litigation under this Credit Agreement,
         ----------
Borrower agrees to submit to the jurisdiction of the courts of appropriate jurisdiction in the State of New York and to the venue of the courts located in the county where Bank is located, as stated in this Credit Agreement.

Borrower agrees that Bank may serve process on it by certified mail mailed to its principal place of business as stated in this Credit Agreement without prior attempt at personal or substituted service. BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE CONNECTED WITH THIS CREDIT AGREEMENT, THE NOTE OR THE COLLATERAL DOCUMENTS, OR ANY OTHER DOCUMENTATION RELATING THERETO, OR THE ENFORCEMENT OF ANY OF THOSE DOCUMENTS OR INSTRUMENTS. BORROWER WAIVES THE RIGHT TO INTERPOSE COUNTERCLAIMS OF ANY NATURE, EXCEPT COMPULSORY COUNTERCLAIMS.

    10.6 New York Law.  This Credit Agreement and the Note issued hereunder
         ------------
shall be deemed to be contracts under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of that State, provided, however, that nothing herein shall be deemed a waiver by Bank of any rights under any federal law establishing rates of interest which may be charged by a national bank.

    10.7 Compliance with Usury Laws.  Notwithstanding any other provision of
         --------------------------
this Credit Agreement, Borrower shall not be required to pay any amount pursuant to this Credit Agreement which is in excess of the maximum amount permitted under applicable law. It is the intention of the parties hereto to conform strictly to any applicable usury law, and it is agreed that if any amount contracted for, chargeable or receivable under this Credit Agreement shall exceed the maximum amount permitted under any such law, any such excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be refunded to Borrower.

    10.8 Entire Agreement/Amendment.  This Credit Agreement, and the documents
         --------------------------
executed and delivered pursuant hereto, constitute the entire agreement between the parties. None of the terms or provisions hereof or thereof may be altered, modified, or amended except by an agreement in writing signed by Bank and Borrower. If any provision of this Credit Agreement shall be held invalid under any applicable laws, that provision's invalidity shall not affect any other provision of this Credit Agreement that can be given effect without the invalid provision.

    10.9 Counterparts.  This Credit Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

    10.10  Successors and Assigns.  This Credit Agreement shall be binding upon
           ----------------------
and inure to the benefit of Bank and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without Bank's prior written consent.

    Notwithstanding anything to the contrary contained herein, Bank may at any time assign all or any portion of its rights under this Credit Agreement, the Note and the Collateral Documents to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System and the applicable operating circular of such Federal Reserve Bank.

    10.11  Headings.  The headings to Parts appearing in this Credit Agreement
           --------
have been inserted for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to, define, limit or extend the scope or intent of the Parts to which they apply.

    10.12  Interpretation.  In the event any of the terms, provisions and
           --------------
conditions of this Credit Agreement are inconsistent with the terms, provisions and conditions of any of the Collateral Documents, the terms, provisions and conditions of this Credit Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or partners, as applicable, have executed this Credit Agreement as of the day and year first above written.


                              THE CHASE MANHATTAN BANK


                              By:
                                 -----------------------------------

                              Its:
                                  ----------------------------------



                              PRI AUTOMATION, INC.


                              By:
                                 -----------------------------------

                              Its:
                                  ----------------------------------

                                   EXHIBIT A
                                 CREDIT NOTE

                                                Billerica, Massachusetts
$20,000,000                                     Date: June 16, 1998

     FOR VALUE RECEIVED, the undersigned ("Borrower") hereby promises to pay to the order of THE CHASE MANHATTAN BANK ("Bank") at an office at 999 Broad Street, Bridgeport, Connecticut 06604, on June 16, 2000 the principal sum of Twenty Million and no/100 Dollars ($20,000,000) or, if less, the last sum shown in the "Unpaid Principal Balance" Column on the grid attached to this Note, which represents all Loans made by Bank to Borrower from time to time pursuant to a Revolving Credit Agreement dated as of June 16, 1998 between Bank and Borrower ("Credit Agreement").

     Interest on this Credit Note shall be calculated on an actual/360 day basis (i.e., interest for each day is computed by multiplying the principal amount outstanding by the interest rate and dividing by 360) and including any time extended by reason of Saturdays, Sundays and holidays. Accrued interest shall be payable as set forth in Section 2.4 of the Credit Agreement.

     Bank shall maintain records of the date, amount, interest rate option and Interest Period for each borrowing under and pursuant to Part 2 of the Credit Agreement and this Credit Note, as well as the date and amount of each prepayment of principal hereof. Prior to any transfer of this Credit Note (or, at the discretion of Bank, at any other time), Bank may endorse the attached grid portion of this Note with an appropriate notation reflecting the Credit Loans, any payments attributable thereto and the initials or other identifying symbol of the person making the notation. Borrower agrees that such books and records of Bank showing the amounts outstanding hereunder shall be prima facie evidence of the loans made hereunder. Any failure by Bank to endorse the grid portion of this Credit Note attached hereto shall not negate the obligation of Borrower to repay all amounts due and owing hereunder.

     This Credit Note is the Credit Note referred to in, is entitled to the benefits of, and is subject to the Credit Agreement. Reference is made to the Credit Agreement for a statement of its terms and provisions which, among other things, contain provisions for repayment and the acceleration of the maturity hereof upon the happening of certain stated events. All capitalized words and phrases in this Credit Note have the meanings respectively given to them in the Credit Agreement except as otherwise defined in this Credit Note.

     This Credit Note is governed by and construed in accordance with the laws of the State of New York.
                                         PRI AUTOMATION, INC.


                                         By:
                                             ------------------------

                                         Its:
                                              ---------------------------

                                             Amount of
Date                                         Principal
Made,                                        Renewed,    Unpaid     Notation
Converted,    Amount of  Interest  Interest  Converted,  Principal  Made
or Paid       Loan       Rate      Period    or Paid     Balance    By
=============================================================================

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

=============================================================================

Attached to and made a part of the Credit Note, dated June 16, 1998, executed by PRI AUTOMATION, INC., and payable to the order of THE CHASE MANHATTAN BANK.

                                  SCHEDULE A
                                      TO
                          REVOLVING CREDIT AGREEMENT
                           DATED AS OF JUNE 16, 1998


                      SCHEDULE OF LIENS AND ENCUMBRANCES

                   (AS OF ________________________, 19____)



                                          Original
              Lienholder     Property     Amount of     Date of   Balance
Lienholder    Address        Affected     Lien          Lien      Outstanding
----------    ----------     --------     ---------     -------   -----------

                                  SCHEDULE B
                                      TO
                          REVOLVING CREDIT AGREEMENT
                           DATED AS OF JUNE 16, 1998


                       SCHEDULE OF EXISTING INDEBTEDNESS

                      (AS OF __________________, 19_____)



            Creditor   Type of        Original    Date of       Balance
Creditor    Address    Transaction    Amount      Indebtedness  Outstanding
--------    --------   -----------    --------    ------------  -----------